I, Joseph St. Clair, certify that:

1.	I have reviewed this report on Form N-
SAR of DEVCAP Shared Return Fund;

2.	Based on my knowledge, this report
does not contain any untrue statement
of a material fact or omit to state a
material fact necessary to make the
statements made, in light of the
circumstances under which such
statements were made, not misleading
with respect to the period covered by
this report;

3.	Based on my knowledge, the financial
information included in this report,
and the financial statements on which
the financial information is based,
fairly present in all material
respects the financial condition,
results of operations and changes in
net assets of the registrant as of,
and for, the periods presented in this
report.


/s/ Joseph St. Clair

September 25,
2002
Joseph St. Clair
Treasurer
DEVCAP Shared Return
Fund

Date



I, Joseph St. Clair, certify that:

1.	I have reviewed this report on Form N-
SAR of DEVCAP Shared Return Fund;

2.	Based on my knowledge, this report
does not contain any untrue statement
of a material fact or omit to state a
material fact necessary to make the
statements made, in light of the
circumstances under which such
statements were made, not misleading
with respect to the period covered by
this report;

3.	Based on my knowledge, the financial
information included in this report,
and the financial statements on which
the financial information is based,
fairly present in all material
respects the financial condition,
results of operations and changes in
net assets of the registrant as of,
and for, the periods presented in this
report.


/s/ Joseph St. Clair

September 25,
2002
Joseph St. Clair
President
DEVCAP Shared Return
Fund

Date